Exhibit 99.1

PRESS RELEASE

PIERIS PHARMACEUTICALS COLLABORATOR DAIICHI SANKYO

DOSES FIRST SUBJECT IN A PHASE 1 CLINICAL STUDY FOR LEAD

PARTNERED ANTICALIN PROGRAM

Boston, MA, November 19, 2015 – Pieris Pharmaceuticals, Inc. (NASDAQ: PIRS), a biotechnology company advancing novel bio therapeutics through its proprietary Anticalin® technology platform, announced today that collaborator Daiichi Sankyo Company, Limited (“Daiichi Sankyo”), headquartered in Chuo Ward, Tokyo, dosed the first subject in a Phase I clinical study for the parties’ lead partnered Anticalin program, also triggering an undisclosed milestone payment. The clinical trial is being conducted in the United States under an Investigational New Drug Application accepted by The U.S. Food and Drug Administration.

“This is our first partnered Anticalin therapeutic protein to enter the clinical stage, which is a significant corporate achievement and represents the third Anticalin to be administered to man,” commented Pieris Pharmaceuticals President and CEO, Stephen Yoder. “Our partnerships remain an important source of continued validation of the Anticalin drug class, while generating milestone income to help support the progression of our proprietary pipeline.”

Under the terms of the parties’ 2011 collaboration research and technology licensing agreement, Pieris has received an upfront license fee, committed research funding, payments for research and development services and milestone payments. Pieris is eligible to receive additional preclinical milestone payments for the parties’ second preclinical program, as well as development and commercial milestones for each program. The partnership could encompass for Pieris more than EUR 100 million per program in license fees, funding and milestones, not including royalties on sales of certain Anticalin proteins resulting from the collaboration. Daiichi Sankyo will have exclusive commercialization rights worldwide for all such products.

About Daiichi Sankyo:

Daiichi Sankyo Group is dedicated to the creation and supply of innovative pharmaceutical products to address diversified, unmet medical needs of patients in both mature and emerging markets. With over 100 years of scientific expertise and a presence in more than 20 countries, Daiichi Sankyo and its 17,000 employees around the world draw upon a rich legacy of innovation and a robust pipeline of promising new medicines to help people. In addition to its strong portfolio of medicines for hypertension, dyslipidemia, bacterial infections, and thrombotic disorders, the Group’s research and development is focused on bringing forth novel therapies in cardiovascular-metabolic diseases, pain management, and oncology, including biologics. For more information, please visit: www.daiichisankyo.com.

About Pieris Pharmaceuticals:

Pieris Pharmaceuticals is a clinical stage biotechnology company that discovers and develops Anticalin-based drugs to target validated disease pathways in a unique and transformative way. Our pipeline includes immuno-oncology multi-specifics tailored for the tumour micro-environment, an inhaled Anticalin to treat uncontrolled asthma and a half-life-optimized Anticalin to treat anemia. Proprietary to Pieris, Anticalins are a novel class of protein therapeutics validated in the clinic and by partnerships with leading pharmaceutical companies. Anticalin®, Anticalins® are registered trademarks of Pieris. For more information visit www.pieris.com.

Forward Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to novel technologies and methods; our business and product development plans; our liquidity and ability to fund our future operations; our ability to achieve certain milestones and receive future milestone or royalty payments; or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates; competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC available at www.sec.gov, including without limitation the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the Company’s Quarterly Reports on Form 10-Q.

Company Contact:	Investor Relations Contact:

Pieris Pharmaceuticals, Inc.	The Trout Group
Darlene Deptula-Hicks	Thomas Hoffmann
SVP and Chief Financial Officer	+1-646-378-2931
+1-603-553-5803	thoffmann@troutgroup.com
deptula@pieris.com
or

Media Inquiries:	The Del Mar Consulting Group, Inc.
Gretchen Schweitzer	Robert Prag, President
+49 172 861 8540	+1-858-794-5000
gschweitzer@macbiocom.com	bprag@delmarconsulting.com

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